                                                                    Exhibit 99.3

The Unaudited Financial Statements of Glyko Biomedical Ltd. as of and for the Six Month Period Ended June 30, 2002.



                                       GLYKO BIOMEDICAL LTD.
                                          BALANCE SHEETS
                                         (In U.S. dollars)


                                                         June 30,                December 31,
                                                           2002                      2001
                                                 ------------------------- -------------------------
                                                       (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                              $       1,880,326           $     2,444,424
                                                 ------------------------- -------------------------
    Total current assets                                         1,880,326                 2,444,424
Investment in BioMarin Pharmaceutical Inc.                      28,126,058                34,857,531
                                                 ------------------------- -------------------------
    Total assets                                         $      30,006,384           $    37,301,955
                                                 ========================= =========================

Liabilities and Shareholders' Equity
Current liabilities:
  Accrued liabilities                                    $       1,035,792           $       461,327
                                                 ------------------------- -------------------------
    Total current liabilities                                    1,035,792                   461,327
                                                 ------------------------- -------------------------

Shareholders' equity:
  Common shares, no par value, unlimited
  shares authorized, 34,352,823 shares
  issued and outstanding at both June 30, 2002
  and December 31, 2001.
                                                                22,535,096                22,535,096
  Additional paid-in capital                                    72,245,219                70,154,983
  Accumulated deficit                                         (65,809,723)              (55,849,451)
                                                 ------------------------- -------------------------
    Total shareholders' equity                                  28,970,592                36,840,628
                                                 ------------------------- -------------------------
    Total liabilities and shareholders' equity           $      30,006,384           $    37,301,955
                                                 ========================= =========================


        The accompanying notes are an integral part of these statements.

                                 GLYKO BIOMEDICAL LTD.
                               STATEMENTS OF OPERATIONS
                             (In U.S. dollars, unaudited)





                                                        Three Months Ended June 30,              Six Months Ended June 30,
                                                 ---------------------------------------- ------------------------------------------
                                                         2002                2001                 2002                   2001
                                                 --------------------- ------------------ --------------------- --------------------

Expenses:
 General and administrative                              $     844,789      $      89,074      $      1,139,903      $       159,409
                                                 --------------------- ------------------ --------------------- --------------------
  Total expenses                                               844,789             89,074             1,139,903              159,409
                                                 --------------------- ------------------ --------------------- --------------------

Loss from operations                                         (844,789)           (89,074)           (1,139,903)            (159,409)
Equity in loss of BioMarin Pharmaceutical Inc.             (3,066,381)        (3,099,785)           (8,821,750)          (5,914,838)
Interest income                                                    695             34,212                 1,381               54,374

                                                 --------------------- ------------------ --------------------- --------------------
Net loss                                                 $ (3,910,475)      $ (3,154,647)      $    (9,960,272)      $   (6,019,873)
                                                 ===================== ================== ===================== ====================


Net loss per common share, basic and diluted             $      (0.11)      $      (0.09)      $         (0.29)      $        (0.18)
                                                 ===================== ================== ===================== ====================

Common shares outstanding,
basic and diluted                                           34,352,823         34,352,823            34,352,823           34,352,823
                                                 ===================== ================== ===================== ====================




        The accompanying notes are an integral part of these statements.

                              GLYKO BIOMEDICAL LTD.
                            STATEMENTS OF CASH FLOWS
                          (In U.S. dollars, unaudited)



                                                                            Six Months Ended June 30,
                                                                  -----------------------------------------------
                                                                          2002                     2001
                                                                  ---------------------   -----------------------

Cash flows from operating activities:
   Net loss                                                           $     (9,960,272)         $     (6,019,873)
Adjustments to reconcile net loss to net cash used in
   operating activities:

 Equity loss of BioMarin Pharmaceutical Inc.                                  8,821,750                 5,914,838
 Changes in assets and liabilities:
   Interest receivable                                                                -                    22,710
   Accrued liabilities                                                          574,424                  (23,394)
                                                                  ---------------------   -----------------------
 Total adjustments                                                            9,396,174                 5,914,154
                                                                  ---------------------   -----------------------
   Net cash used in operating activities                                      (564,098)                 (105,719)


Cash flows from investing activities:
 Sale of short-term investments                                                       -                  (52,336)
                                                                  ---------------------   -----------------------
   Net cash provided by investing activities                                          -                  (52,336)

Cash flows from financing activities:
 Proceeds from exercise of common share options and warrants                          -                         -
                                                                  ---------------------   -----------------------
   Net cash provided by financing activities                                          -                         -

                                                                  ---------------------   -----------------------

Net increase in cash and cash equivalents                                     (564,098)                 (158,055)
Cash and cash equivalents, beginning of period                                2,444,424                   408,133
                                                                  ---------------------   -----------------------
Cash and cash equivalents, end of period                              $       1,880,326         $         250,078
                                                                  =====================   =======================



       The accompanying notes are an integral part of these statements.

                                                  GLYKO BIOMEDICAL LTD.
                                              NOTES TO FINANCIAL STATEMENTS


1.   The Company and Description of the Business

     Glyko Biomedical Ltd. (the Company or GBL) is a Canadian company, which was established in 1992 to acquire all of the outstanding capital stock of Glyko, Inc., a Delaware corporation. Since its inception in October 1990, Glyko, Inc. engaged in research and development of new techniques to analyze and manipulate carbohydrates for research, diagnostic and pharmaceutical purposes. Glyko, Inc. developed a line of analytic instrumentation laboratory products that include an imaging system, analysis software and chemical analysis kits.

     In October 1996, GBL formed BioMarin Pharmaceutical Inc. (BioMarin), a Delaware corporation in the development stage, to develop the Company's pharmaceutical products. BioMarin began business on March 21, 1997 (inception) and subsequently issued 1.5 million shares of common stock to GBL for $1.5 million. As consideration for a certain license agreement dated June 1997, BioMarin issued GBL 7 million shares of BioMarin common stock. Beginning in October 1997, BioMarin raised capital from third parties. As of December 31, 1997, the Company began recording its share of BioMarin's net loss utilizing the equity method of accounting. On June 30, 1998, GBL made an additional $1.0 million investment in BioMarin.

     On October 7, 1998, GBL sold to BioMarin 100% of the outstanding capital stock of Glyko, Inc. in exchange for 2,259,039 shares of BioMarin's common stock. In addition, BioMarin agreed to assume options, previously issued to employees of Glyko, Inc., to purchase up to 585,969 shares of GBL's common stock (exercisable into 255,540 shares of BioMarin common stock) and BioMarin paid $500 in cash.

     On April 13, 1999, the Company entered into a convertible note arrangement with BioMarin in the amount of $4.3 million, as part of a $26.0 million convertible note financing. This note plus accrued interest was converted into 441,911 shares of BioMarin common stock concurrent with BioMarin's initial public offering (IPO) on July 23, 1999.

     As a result of BioMarin's IPO, concurrent with the conversion of the notes from GBL and other noteholders, the sale by BioMarin of common stock to
     Acqua Wellington, the sales by BioMarin of common stock in the private placements and a follow-on offering, the exercise of BioMarin stock options and warrants by third parties, the purchase of IBEX Technologies intellectual property and other assets associated with the IBEX therapeutic enzyme drug products, and BioMarin's issuance of common stock in March 2002 for Synapse Technologies Inc., GBL's ownership of BioMarin's outstanding stock on June 30, 2002 was 21.3%.

     In February 2002, GBL signed a definitive agreement with BioMarin whereby BioMarin would purchase (subject to shareholder and regulatory approval) all of GBL's outstanding capital stock in exchange for approximately 11.4 million shares of freely tradable common stock of BioMarin. The proposed purchase, including the issuance of the 11.4 million freely tradable shares, was voted upon and approved by BioMarin's stockholders on August 13, 2002. The proposed purchase was voted upon and approved by GBL shareholders on August 15, 2002.

     Since our inception, we have incurred a cumulative deficit of $65.8 million and we expect to continue to incur losses due to our share of BioMarin's net loss resulting from the ongoing research and development of BioMarin's pharmaceutical product candidates through the third quarter of 2002 (up until the proposed purchase of us by BioMarin). Accordingly, without further investment in other companies or technologies, management believes that GBL has sufficient cash to sustain planned operations for the foreseeable future.

                            GLYKO BIOMEDICAL LTD.
                        NOTES TO FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies

     The accompanying financial statements and related footnotes have been prepared in conformity with U.S. generally accepted accounting principles using U.S. dollars as substantially all of the Company's major transaction are in U.S. dollars. BioMarin's consolidated results of operations have been reported in the accompanying financial statements based on the equity method of accounting. All significant intercompany accounts and transactions have been eliminated.

     Use of Estimates:

     The preparation of the Company's financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Cash and Cash Equivalents:

     Cash and cash equivalents consist of amounts held with banks and short-term investments with original maturities of less than three months when purchased.

     Sale of Glyko, Inc. and Investment in BioMarin Pharmaceutical Inc.:

     BioMarin acquired Glyko, Inc. from GBL through the exchange of BioMarin stock for Glyko, Inc. stock and accounted for the acquisition based upon the fair market value of the BioMarin stock issued. As GBL exchanged one investment for another, it recorded the stock of BioMarin received at the historical cost basis of its investment in Glyko. GBL accounts for its investment in BioMarin using the equity method of accounting. However, GBL does not record its share of the losses recorded by BioMarin related to the amortization of intangible assets recorded in connection with the acquisition and disposition of Glyko, Inc. Due to BioMarin's decision to close Glyko, Inc., BioMarin did not record any amortization of these intangible assets in 2002.

     To the extent that the issuance of stock by BioMarin to third parties results in a change in the Company's ownership interest in the net assets of BioMarin, the Company reflects this change in its paid-in capital and its investment in BioMarin. The Company recorded an increase to its additional paid-in capital of approximately $2.1 million and an increase of approximately $10.1 million as a result of its share in BioMarin funds raised by third parties for the six months ended June 30, 2002 and 2001, respectively.

     Foreign Exchange:

     As the majority of the Company's major transactions are in U.S. dollars, the Company has adopted the U.S. dollar as its functional currency. In accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation", any assets and liabilities denominated in foreign currency are translated into U.S. dollars at the current rate of exchange existing at year-end and revenues and expenses are translated at the average monthly exchange rates. Transaction gains and losses included in the statements of operations are not material.

                             GLYKO BIOMEDICAL LTD.
                          NOTES TO FINANCIAL STATEMENTS


     Net Loss per Share:

     Potentially dilutive securities outstanding at June 30, 2002 and 2001, respectively, include options for the purchase of 81,397 and 45,000 shares of common stock. These securities were not considered in the computation of dilutive loss per share because their effect would be anti-dilutive for the three months and six months ended June 30, 2002 and 2001.

3.   Investment in BioMarin Pharmaceutical Inc.

     Results of the Company's unconsolidated affiliate, BioMarin, a development stage company, are summarized as follows for the three month and six month periods ended June 30, 2002 and 2001 and for the period from March 21, 1997 (Inception) to June 30, 2002 (unaudited, in thousands):



                                                                    Three Months Ended June 30,
                                                            ---------------------------------------------
                                                                       2002               2001
                                                            ---------------------  ----------------------
          Revenues:
            Revenues from BioMarin/Genzyme LLC                 $            3,423      $            2,852
            Revenues - other                                                    -                     160
                                                            ---------------------  ----------------------
             Total revenues                                                 3,423                   3,012
                                                            ---------------------  ----------------------


          Operating Costs and Expenses:
            Research and development                                       13,336                  11,506
            General and administrative                                      3,062                   1,536
                                                            ---------------------  ----------------------
             Total operating costs and expenses                            16,398                  13,042
                                                            ---------------------  ----------------------

          Loss from operations                                           (12,975)                (10,030)

          Interest income                                                   1,024                     436
          Interest expense                                                  (161)                     (1)
          Loss from BioMarin/Genzyme LLC                                  (2,461)                 (1,736)
                                                            ---------------------  ----------------------

          Net loss from continuing operations                            (14,573)                (11,331)
          Income (loss) from discontinued operations                          172                   (638)
          Loss from disposal of discontinued operations                      (10)                       -
                                                            ---------------------  ----------------------
            Net loss                                           $         (14,411)      $         (11,969)
                                                            =====================  ======================
          GBL's equity in loss of BioMarin                     $          (3,066)      $          (3,100)




3.          Investment in BioMarin Pharmaceutical Inc., continued



                                                                                                            Period from
                                                                                                          March 21, 1997
                                                                   Six Months Ended June 30,              (Inception) to
                                                            ------------------------------------------
                                                                     2002              2001               June 30, 2002
                                                            ---------------------  --------------------  ----------------------
          Revenues:
            Revenues from BioMarin/Genzyme LLC                  $           7,215       $         5,542       $          34,413
            Revenues - other                                                    -                   160                     369
                                                            ---------------------  --------------------  ----------------------
              Total revenues                                                7,215                 5,702                  34,782
                                                            ---------------------  --------------------  ----------------------

          Operating Costs and Expenses:
            Research and development                                       26,554                21,163                 144,837
            General and Administrative                                      6,988                 3,010                  29,032
            In-process research and development                            11,223                     -                  22,870
            Facility closure                                                    -                     -                   4,423
                                                            ---------------------  --------------------  ----------------------
              Total operating costs and expenses                           44,765                24,173                 201,162
                                                            ---------------------  --------------------  ----------------------

          Loss from operations                                           (37,550)              (18,471)               (166,380)

          Interest income                                                   1,404                   904                   8,836
          Interest expense                                                  (252)                   (3)                 (1,008)
          Loss from BioMarin/Genzyme LLC                                  (4,759)                (2,844                (16,724)
                                                            ---------------------  --------------------  ----------------------

          Net loss from continuing operations                            (41,157)              (20,414)               (175,276)
          Income (loss) from discontinued operations                          294               (1,255)                 (5,794)
          Loss from disposal of discontinued operations                     (151)                     -                 (8,063)
                                                            ---------------------  --------------------  ----------------------
              Net loss                                          $        (41,014)       $      (21,669)       $       (189,133)
                                                            =====================  ====================  ======================
          GBL's equity in loss of BioMarin                      $         (8,822)       $       (5,915)       $        (48,970)



